UNITED STATES
SECURITIES AND EXCHANGECOMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2013

AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23723	98-0166007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE, SUITE 11, NEWTON, MASSACHUSETTS, 02459
 (Address of principal executive offices, including Zip Code)

617- 332-0004
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends and restates the Current Report on Form 8-K filed by Ambient Corporation (the “Company”)  with the Securities and Exchange Commission  on July 2, 2013 (the “Original Form 8-K”) to correct certain typographical errors relating to the number of restricted stock units issued to the specified officers and related revisions. Except for  these corrections, this Form 8-K/A does not update, modify or amend any disclosure set forth in the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2013, the compensation committee of the Board of Directors  of Ambient Corporation ( the “Company”) approved grants of restricted stock units of the Company’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to the Company’s 2012 Stock Incentive Plan  to executive officers.

The Company’s Chief Executive Officer, President and Chairman, John J. Joyce received 110,000 restricted units of the Company’s Common Stock, Stacey Fitzgerald, the Company’s Chief Financial Officer received 90,000  restricted units of the Company’s Common Stock, and Michael Quarella, the Company’s Chief Operating Officer received 100,000  restricted units of the Company’s Common Stock.

In all cases, the restricted units awarded are scheduled to vest over approximately twelve months from the date of grant, with the first installment vesting on December 13, 2013 and subsequent installments vesting through July 15, 2014, provided that the officer is then employed by the Company as of the applicable vesting date. In the event of the termination of the employment of an officer for any reason other than cause and in certain cases of a change in control, then the unvested portions of the awards are to immediately vest.

 Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION

Dated: July 3, 2013	By:	/s/ John J. Joyce
John J. Joyce
Chief Executive Officer

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